UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

                                                         CONTACTS: 408-995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


                  SUSAN WANG JOINS CALPINE'S BOARD OF DIRECTORS

     (SAN JOSE, CALIF.) June 25, 2003 -- Calpine Corporation [NYSE:CPN], one of North America's leading power companies, announced today the appointment of Susan Wang to its Board of Directors and Audit Committee.

     Ms. Wang recently served as executive vice president and chief financial officer of Solectron Corporation. During her 18-year tenure with Solectron, she successfully managed global financial management processes and systems, led investor relations from the company's initial public offering through its international large cap standing, raised multi-billion bank and lease financings, served as corporate secretary for 15 years, and directed the company's human resources and management and information services organizations.

     Her financial expertise is complemented by a diverse industry experience, having served in financial management and accounting positions with Xerox Corporation, Westvaco Corporation, and Price Waterhouse LLP. Ms. Wang received a bachelor's of business administration in accounting from the University of Texas and a master's of business administration from the University of Connecticut. She is a certified public accountant in New York, a member of the Financial Executive Institute and former chairman of the Financial Executive Research Foundation.

     "We are very fortunate to have Susan Wang as the newest member of Calpine's Board," stated Calpine Chairman and Chief Executive Officer Peter Cartwright. "Susan's strong financial acumen complements our Board's leadership and experience in industry, finance, government and academia."

     Calpine's nine-member board is now comprised of six independent board members, two Calpine officers and a Calpine senior advisor, including: Peter Cartwright, Calpine chairman of the board, president and CEO; Ann B. Curtis, Calpine executive vice president and corporate secretary; Kenneth T. Derr, former chairman and CEO, ChevronTexaco Corporation; Jeffery E. Garten, dean, Yale School of Management; Gerald Greenwald, former chairman and CEO, UAL; Susan
C. Schwab, dean, University of Maryland School of Public Affairs; George J. Stathakis, Calpine senior advisor and former General Electric Company executive; and John O. Wilson, formerly executive vice president and chief economist, Bank of America.

     Calpine Corporation is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 22 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and it owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  June 26, 2003